                                                                   Exhibit 99.43

                               STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "XTRONYX, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 1995, AT 12:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


   [SEAL OF STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE]           /s/ Edward J. Freel
                                            -------------------
                                                Edward J. Freel,
                                                Secretary of State

                                            AUTHENTICATION: 7717122

                                                      DATE: 11-17-95

                            CERTIFICATE OF AMENDMENT

                                       TO

                         CERTIFICATE OF DESIGNATIONS OF
                    SERIES R JUNIOR PARTICIPATING CUMULATIVE
                       PREFERRED STOCK, $25.00 PAR VALUE

                                 XYTRONYX, INC.
                        _______________________________

                            Pursuant to Section 151
                       of the General Corporation Law of
                             the State of Delaware
                        _______________________________


     Xytronyx, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     FIRST: That at a meeting of the Board of Directors of the Corporation on November 10, 1995, a resolution was duly adopted setting forth an amendment to the Certificate of Designations of Series R Junior Participating Cumulative Preferred Stock, $25.00 Par Value, of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          "Resolved that the Certificate of Designations of Series R Junior Participating cumulative Preferred Stock, $25.00 par value, of the Corporation be amended by changing Section 1 thereof so that, as amended, said subsection shall be and read as follows:

          Section 1.  Designation and Amount. The shares of such series shall be
                      -----------------------
          designated as Series R. Junior Participating Cumulative Preferred Stock, par value $25.00 per share (the "Series R Preferred Stock"), and the number of shares constituting such series shall be Two Hundred Thousand (200,000)."

     SECOND:   That the foregoing amendment has been duly adopted in accordance with the applicable provisions of Sections 151 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary this _____ day of November, 1995.



                         By:  /s/ LARRY O. BYMASTER
                              ---------------------
                              Larry O. Bymaster
                              President and Chief Executive Officer



ATTEST:


/s/ DALE A. SANDER
Dale A. Sander
Secretary



(CORPORATE SEAL)